Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Pacific Ethanol, Inc. of our report dated March 31, 2011 (December 21, 2011 as to the effect of the stock split described in Note 1 and February 1, 2012 as to the Contingencies portion of Note 12), relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
February 1, 2012